Exhibit 4.6

GREENHUNTER ENERGY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

10% SERIES C CUMULATIVE PREFERRED STOCK

This certifies that

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 10% SERIES C CUMULATIVE PREFERRED STOCK, OF

GREENHUNTER ENERGY, INC.

PURSUANT TO THE CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PRIVILEGES AS DULY FILED WITHIN THE SECRETARY OF STATE OF DELAWARE

Date:

SECRETARY

GREENHUNTER ENERGY, INC. * CORPORATE SEAL DELAWARE

PRESIDENT

Countersigned

SECURITIES TRANSFER CORPORATION

P.O. Box 701629

Dallas, Tx. 75370

By TRANSFER AGENT – AUTHORIZED SIGNATURE

SPECIMEN

GREENHUNTER ENERGY, INC.

TRANSFER FEE: $30.00 PER NEW CERTIFICATE ISSUED

STATEMENT OF OTHER TERMS OF 10% SERIES C CUMULATIVE PREFERRED STOCK

For a full description of the rights and preferences of the 10% Series C Cumulative Preferred Stock, see the Certificate of Designations for such stock filed with the Secretary of State of Delaware

THE CERTIFICATE OF INCORPORATION OF THE CORPORATION GRANTS TO THE BOARD OF DIRECTORS THE POWER TO ESTABLISH MORE THAN ONE CLASS OR SERIES OF SHARES AND TO FIX THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH DIFFERENT CLASS OF SERIES. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED. SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

CONVERSION FOR

( To be executed by the Holder if he desires to exercise the Preferred Stock in whole or in part)

To GREENHUNTER ENERGY, INC

c/o Securities Transfer Corporation

P O Box 701629

Dallas, TX 75370

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Certificate for, and to purchase thereunder Shares provided for therein and tenders payment herewith to the order of GREENHUNTER ENERGY, INC in the amount of $

The undersigned requests that the certificates for such Shares be issued as follows

Name

Address:

Soc Sec No or other I.D No, if any

Deliver

to:

Address and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Certificate for the balance remaining of the Shares purchasable under the Certificate be registered in the name of, and delivered to, the undersigned at the address stated above

Date 20

Signature

Note The signature of this conversion must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.